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                            FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  December 5, 1997
                (Date of earliest event reported)


                 NATIONAL CITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)



    INDIANA                  0-13585               35-1632155
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


 227 Main Street, P.O. Box 868, Evansville, Indiana  47705-0868
            (Address of principal executive offices)


Registrant's telephone number, including area code:  812-464-9677


Former name or former address, if changed since last report:  N/A


Date of Report:  December 5, 1997
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Pursuant to Section 13 or Section 15(b) of the Securities and
Exchange Act of 1934, Registrant hereby makes current report regarding the following event:


Item 5.  Other Events

     On December 5, 1997, the Registrant announced that it will restructure its benefit program by replacing one of its retirement plans with an incentive cash-bonus plan for all employees. The change will become effective January 1, 1998.

     The Plan for Pensions, one of two retirement plans, is being replaced with an incentive cash-bonus plan for all employees. This merely reflects a change in the Registrant's compensation strategy to offer an immediate reward for performance. The Registrant's other retirement plan, a savings and profit sharing plan, fits well with its pay for performance strategy and will continue without changes.

     This restructuring will have a one-time after-tax accounting effect of approximately $600,000, or approximately 6 cents per share. Even after giving effect to this one-time charge, the Registrant believes 1997 will be the highest earnings' year since the company began in 1985.


                            SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL CITY BANCSHARES, INC.



Date:  December 5, 1997            /s/ HAROLD A. MANN
                                   Harold A. Mann
                                   Secretary/Treasurer
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